SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 9, 2005
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SYNALLOY CORPORATION
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(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	Croft Industrial Park, P.O. Box 5627, Spartanburg, SC 29304	29304
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	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605
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INAPPLICABLE
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(Former name or former address if changed since last report)

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ITEM 1.01.	Entry into a Material Definitive Agreement
See response to Item 5.02(c) below.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(c). Effective October 1, 2005, Michael D. Boling, age 50, will assume the position of President of Bristol Metals, L.P., reporting directly to Board of Directors of the Company. An employee of the Company since 1979, for more than the past 5 years he has served as the Company's Vice President, Piping Systems. Mr. Boling's annual salary will be $150,000 per year. He will continue to participate in the Company's short-term incentive plan and the benefit plans of the Company generally applicable to managerial employees of Bristol Metals, L.P. as described in the Company's 2005 Proxy Statement. In 2004, Mr. Boling received $143,850 from the Company in salary, bonus and benefits.

Ronald H. Braam, age 61, will continue to serve as President of the Chemicals Segment of the Company and President of Manufacturers Chemicals, L.P. An employee of the Company for more than 5 years, the Company has a written employment agreement with Mr. Braam through November 1, 2005 which provides for an annual salary of the $175,000 per year and participation in the Management Incentive Plan for the Chemical Segment. This agreement also contains provisions for salary continuation benefits in the event of Mr. Braam's disability or death, under specified conditions, during the term of his employment with the Company. In 2004, Mr. Braam received $184,386 in salary, bonus and benefits.

Mr. Boling and Mr. Braam will report directly to the Board of Directors until such time as a replacement is named for the departing chief executive officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ GREGORY M. BOWIE
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Gregory M. Bowie
Vice President, Finance & Chief Financial Officer

Dated: September 14, 2005

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